Exhibit 99.1

NEWS RELEASE

FORWARD AIR CORPORATION REPORTS
FIRST QUARTER 2007 RESULTS

GREENEVILLE, Tenn.—(BUSINESS WIRE)—April 23, 2007—Forward Air Corporation (NASDAQ:FWRD) today reported results for the first quarter ended March 31, 2007.

Operating revenue for the quarter ended March 31, 2007 increased 6.1% to $87.4 million from $82.3 million for the same quarter in 2006. Income from operations was $15.8 million, compared with $17.0 million in the prior-year quarter, a decrease of 6.5%. As a percent of operating revenue, income from operations declined to 18.2% from 20.7% for the same quarter last year. Net income for the quarter ended March 31, 2007 was $10.3 million, compared with $11.0 million in the prior-year quarter. Income per diluted share from operations for the first quarter of 2007 was $0.34 compared with $0.35 in the prior-year quarter, a decrease of 2.9%.

Bruce Campbell, President and CEO, commented, “Without question, the first quarter of 2007 presented many challenges for the Forward Air team. The chief challenge for our team was trying to effectively manage and control our purchased transportation costs in light of the difficult operating conditions. These increased costs drove lower operating margins for the quarter than we had anticipated. We have implemented new procedures which should result in an immediate improvement in our management of purchased transportation costs going forward.  Fortunately, our strict cost discipline in other key operating expense areas proved effective during the quarter despite the environment.”

Commenting further, “While our system weight volume for the quarter was flat, we continued to experience an increase in shipment count, which was effectively offset by a smaller average weight per shipment.  During the quarter, we were very encouraged by the results achieved and progress made in our 'Completing the Model' initiatives, especially our logistics initiative, which once again produced excellent results.”

Rodney L. Bell, Senior Vice President and CFO, said, “The Company’s cash flows from operations were strong in the first quarter generating $10.4 million, which was a 16.6% increase from the $8.9 million generated in the first quarter of 2006. We spent approximately $22.2 million in the quarter completing our Chicago facility and purchasing the land for our Dallas facility.”

Review of Financial Results

Forward Air will hold a conference call to discuss first quarter 2007 results on Tuesday, April 24, 2007 at 9:00 a.m. EDT. The Company’s conference call will be available online at www.forwardair.com or by dialing 800-841-9385. A replay of the conference call will be available at www.forwardair.com beginning shortly after completion of the live call.

About Forward Air

Forward Air is a high-service-level contractor to the air cargo industry providing time-definite ground transportation services through a network of 81 terminals located on or near major airports in the United States and Canada.  The Company provides these services as a cost-effective alternative to air transportation of cargo that must be delivered at a specific time but is relatively less time-sensitive than traditional air freight or when air transportation is not economical.

FORWARD AIR CORPORATION Condensed Statements of Income (Unaudited) (In thousands, except per share data)
	Three months ended
	3/31/07	3/31/06
Operating revenue	$87,353	$82,330

Operating expenses:
Purchased transportation	37,974	32,436
Salaries, wages and employee benefits	19,013	18,793
Operating leases	3,735	3,446
Depreciation and amortization	2,380	2,399
Insurance and claims	1,702	1,481
Other operating expenses	6,710	6,819
Total operating expenses	71,514	65,374
Income from operations	15,839	16,956

Other income (expense):
Interest expense	(40)	(25)
Other, net	753	634
Total other income	713	609
Income before income taxes	16,552	17,565
Income taxes	6,259	6,557
Net income	$10,293	$11,008

Income per share:
Basic	$0.34	$0.35
Diluted	$0.34	$0.35

FORWARD AIR CORPORATION Condensed Consolidated Balance Sheets (In thousands, except share data)
	3/31/07	12/31/06
	(Unaudited)	Audited (a)
Assets
Current assets:
Cash	$5,435	$8,231
Short-term investments	42,075	61,650
Accounts receivable, less allowance of $810 in 2007 and $860 in 2006	48,908	48,486
Other current assets	10,247	9,196
Total current assets	106,665	127,563

Property and equipment	126,356	101,190
Less accumulated depreciation and amortization	49,374	47,875
Total property and equipment, net	76,982	53,315
Goodwill and other acquired intangibles:
Goodwill	15,588	15,588
Other acquired intangibles, net of accumulated amortization of $2,338 in 2007 and $2,019 in 2006	10,912	10,731
Total goodwill and other acquired intangibles	26,500	26,319
Other assets	2,705	5,817
Total assets	$212,852	$213,014

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$6,777	$7,949
Accrued expenses	9,905	11,144
Current portion of capital lease obligations	41	40
Total current liabilities	16,723	19,133

Capital lease obligations, less current portion	786	796
Other long-term liabilities	2,345	1,271
Deferred income taxes	7,558	6,587

Shareholders’ equity:
Common stock, $0.01 par value:
Authorized shares - 50,000,000
Issued and outstanding shares - 30,167,408 in 2007 and 30,372,082 in 2006	302	304
Retained earnings	185,138	184,923
Total shareholders’ equity	185,440	185,227
Total liabilities and shareholders’ equity	$212,852	$213,014

(a)	Taken from audited financial statements, which are not presented in their entirety.

FORWARD AIR CORPORATION Condensed Consolidated Statements of Cash Flows (Unaudited) (In thousands)
	Three months ended
	3/31/07	3/31/06
Operating activities:
Net income	$10,293	$11,008
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,380	2,399
Share-based compensation	593	224
Gain on sale of property and equipment	(62)	(191)
Provision for (recovery) loss on receivables	(93)	39
Provision for revenue adjustments	655	593
Deferred income taxes	1,797	327
Increase in income taxes payable for stock options exercised	7	(394)
Changes in operating assets and liabilities
Accounts receivable	(952)	(1,013)
Prepaid expenses and other current assets	(440)	(128)
Accounts payable and accrued expenses	(2,734)	(5,682)
Income taxes	(1,024)	1,753
Net cash provided by operating activities	10,420	8,935
Investing activities:
Proceeds from disposal of property and equipment	188	3,105
Purchases of property and equipment	(22,570)	(2,421)
Proceeds from sales or maturities of available-for-sale securities	64,095	45,700
Purchases of available-for-sale securities	(44,520)	(46,155)
Other	(704)	(25)
Net cash (used in) provided by investing activities	(3,511)	204
Financing activities:
Payments of capital lease obligations	(9)	(9)
Payments on line of credit	--	(1,504)
Proceeds from exercise of stock options	196	1,431
Payments of cash dividends	(2,127)	(2,200)
Repurchase of common stock	(7,538)	(4,400)
Cash settlement of share-based awards for minimum tax withholdings	(220)	--
Increase in income taxes payable for stock options exercised	(7)	394
Net cash used in financing activities	(9,705)	(6,288)
Net (decrease) increase in cash	(2,796)	2,851
Cash at beginning of period	8,231	332
Cash at end of period	$5,435	$3,183

Important Information

This press release contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are statements other than historical information or statements of current condition and relate to future events or our future financial performance.  Some forward-looking statements may be identified by use of such terms as “believes,” “anticipates,” “intends,” “plans,” “estimates,” “projects” or “expects.”  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, our inability to maintain our historical growth rate because of a decreased volume of freight moving through our network or decreased average revenue per pound of freight moving through our network, increasing competition and pricing pressure, surplus inventories, loss of a major customer, the creditworthiness of our customers and their ability to pay for services rendered, our ability to secure terminal facilities in desirable locations at reasonable rates, the inability of our information systems to handle an increased volume of freight moving through our network, changes in fuel prices, claims for property damage, personal injuries or workers’ compensation, employment matters including rising health care costs, enforcement of and changes in governmental regulations, environmental and tax matters, the handling of hazardous materials, the availability and compensation of qualified independent owner-operators and freight handlers needed to serve our transportation needs and our inability to successfully integrate acquisitions.  As a result of the foregoing, no assurance can be given as to future financial condition, cash flows or results of operations. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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CONTACT:
Forward Air Corporation
Rodney L. Bell, 423-636-7000
rbell@forwardair.com